SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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LSB FINANCIAL CORP.

(Name of Registrant as Specified in Its Charter)

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101 MAIN STREET
LAFAYETTE, INDIANA  47901
(765) 742-1064

Notice of Annual Meeting of Shareholders

To Be Held On April 18, 2007

The Annual Meeting of Shareholders of LSB Financial Corp. will be held at the LSB Building located at 22 N. Second Street, Lafayette, Indiana, on Wednesday, April 18, 2007, at 9:00 a.m., local time. Parking is available at that building.

The Annual Meeting will be held for the following purposes:

1.	Election of Directors. Election of two directors of LSB to serve three-year terms expiring in 2010.

2.	Approval of 2007 Stock Option and Incentive Plan. Approval and ratification of the LSB Financial Corp. 2007 Stock Option and Incentive Plan.

3.	Other Business. Other matters as may properly come before the meeting or at any adjournment.

You can vote at the meeting or any adjournment of the meeting if you are a shareholder of record at the close of business on February 23, 2007.

We urge you to read the enclosed Proxy Statement carefully so you will have information about the business to come before the meeting or any adjournment. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our Annual Report for the fiscal year ended December 31, 2006 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.
By Order of the Board of Directors

Randolph F. Williams
President and Chief Executive Officer
Lafayette, Indiana March 15, 2007

It is important that you return your proxy promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

LSB FINANCIAL CORP.

101 Main Street
Lafayette, Indiana 47901
(765) 742-1064

Proxy Statement

for

Annual Meeting of Shareholders

April 18, 2007

The Board of Directors of LSB Financial Corp., an Indiana corporation, is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on April 18, 2007, at 22 N. Second Street, Lafayette, Indiana, and at any adjournment of the meeting. LSB’s principal asset consists of 100% of the issued and outstanding shares of Common Stock of Lafayette Savings Bank, FSB. We expect to mail this Proxy Statement to our shareholders on or about March 15, 2007.

Items of Business

At the Annual Meeting, shareholders will:

•	vote on the election of two directors to serve three-year terms expiring in 2010;

•	vote on approval and ratification of the LSB Financial Corp 2007 Stock Option and Incentive Plan; and

•	transact any other matters of business that properly come before the meeting.

We do not expect any other items of business, because the deadline for shareholder nominations and proposals has already passed. If other matters do properly come before the meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy to vote on any other matters brought before the meeting. Those persons intend to vote the proxies in accordance with their best judgment.

Voting Information

Who is entitled to vote?

Shareholders of record at the close of business on February 23, 2007, the record date, may vote at the Annual Meeting. On the record date, there were 1,603,209 shares of the Common Stock issued and outstanding, and LSB had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented.

How many votes are required to elect directors?

The two nominees for director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as votes against the nominee.

How many votes are required to approve the 2007 Stock Option and Incentive Plan?

A majority of the shares of LSB’s common stock voting in person or by proxy and entitled to vote at the Annual Meeting must approve the 2007 Stock Option and Incentive Plan. Abstentions will be included in the number of shares present and entitled to vote on the proposal and accordingly treated as

“no” votes, but broker non-votes will be excluded from the number of shares present and entitled to vote on the proposal and will have no effect on the vote.

How do I vote my shares?

If you are a “shareholder of record,” you can vote by mailing the enclosed proxy card. The proxy, if properly signed and returned to LSB and not revoked prior to its use, will be voted in accordance with the instructions contained in the proxy. If you return your signed proxy card but do not indicate your voting preferences, the proxies named in the proxy card will vote on your behalf for the two nominees for director listed below. If you do not give contrary instructions, the proxies will vote for each matter described below and, upon the transaction of other business as may properly come before the meeting, in accordance with their best judgment.

If you have shares held by a broker or other nominee, you may instruct the broker or other nominee to vote your shares by following the instructions the broker or other nominee provides to you. If you do not give instructions to your nominee, your nominee will nevertheless be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Under the Nasdaq Stock Exchange rules, the election of directors is considered a “discretionary” item and, therefore, your nominee may vote your shares without instructions from you.

Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment and will not be used for any other meeting.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children — in which case you will receive three separate proxy cards to vote. Please sign, date and return each proxy card to us in the enclosed pre-addressed envelope.

Can I change my vote after I have mailed my proxy card?

You have the right to revoke your proxy at any time before it is exercised by (1) notifying LSB’s Corporate Secretary, 101 Main Street, Lafayette, Indiana 47901, in writing, (2) delivering a later-dated proxy, or (3) voting in person at the Annual Meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your nominee to change those instructions.

How do I vote shares held in LSB’s ESOP?

We maintain an Employee Stock Ownership Plan which owns approximately 6.7% of LSB’s Common Stock. Employees of LSB and Lafayette Savings participate in the Plan. Each Plan participant instructs the trustee of the Plan how to vote the shares of LSB Common Stock allocated to his or her account under the Plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote such participant’s shares in accordance with the shareholder’s instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as how to vote at the Annual Meeting, the trustee will vote the shares “FOR” the election of each of management’s director nominees. In the event a participant fails to give timely voting instructions to the trustee with respect to the voting of the Common Stock that is allocated to his or her Plan account, the trustee shall vote such shares “FOR” each of management’s director nominees. The trustee will vote the shares of LSB Common Stock held in the Plan but not allocated to any participant’s account in the same proportion as directed by the Plan participants who direct the trustee as to the manner of voting their allocated shares in the Plan with respect to each such proposal.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card even if you plan to attend the meeting.

If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or other nominee giving you the right to vote the shares at the meeting.

What constitutes a quorum?

The holders of over one-third of the outstanding shares of Common Stock as of the record date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

Principal Holders of Common Stock

The following table provides information as of February 23, 2007, about each person known by LSB to own beneficially 5% or more of the Common Stock. A 5% stock dividend of the Company was paid to shareholders of record on October 6, 2006. All share figures and stock option or share prices set forth in this proxy statement have been adjusted to reflect that stock dividend.

5% Beneficial Owners	Shares Beneficially Owned (1)	Percent of Class
First Bankers Trust Services, Inc., Trustee of the LSB Corp. Employee Stock Ownership Plan 2321 Kochs Lane Quincy, Illinois 62305	106,623 (2)	6.7%
John C. Shen, Advisory Director (3) c/o Lafayette Savings Bank, FSB 101 Main Street Lafayette, Indiana 47901	83,644	5.2%
Morris Propp 366 Eagle Drive Jupiter, Florida 33477	83,601 (4)	5.2%
_________________
(1)
The information in this chart is based on Schedule 13D or 13G Report(s) filed by the above-listed persons with the Securities and Exchange Commission containing information concerning shares held by them. It does not reflect any changes in those shareholdings which may have occurred since the date of such filings or the date such information was obtained.

(2)
Represents shares held by LSB’s Employee Stock Ownership Plan, 97,303 shares of which have been allocated to accounts of participants. Pursuant to the terms of the Plan, each Plan participant has the right to direct the voting of shares of Common Stock allocated to his or her account. First Bankers Trust Services, Inc., Quincy, Illinois, as the trustee of the Plan, may be deemed to own beneficially the shares held by the Plan which have not been allocated to the accounts of participants.

(3)	Mr. Shen was appointed as an advisory board member upon his retirement from LSB’s board of directors on April 18, 2001.
(4)	Mr. Propp shares voting and investment power with his mother with respect to 18,375 of these shares.

Proposal 1 — Election of Directors

The Board of Directors currently consists of ten members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is elected annually.

The nominees for director this year are Mariellen M. Neudeck, who is a current director of LSB, and Charles W. Shook, who was nominated to replace Harry A. Dunwoody. Mr. Dunwoody has determined not to stand for reelection to the Board this year. If the shareholders elect these nominees at the Annual Meeting, the terms of Mr. Shook and Ms. Neudeck will expire in 2010. No nominee for director is related to any other director or executive officer of LSB or nominee for director by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

The following table provides information on the nominees for the position of director of LSB and for each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned as of the record date. The table also includes information on the number of shares of Common Stock beneficially owned by all directors and executive officers of LSB as a group.

The Board recommends that you vote FOR the two nominees.

Name	Age	Position(s) Held	Director Since (1)	Term of Office Expires	Common Stock Beneficially Owned as of February 23, 2007 (2)	Percentage of Class
Director Nominees
Mariellen M. Neudeck	65	Chairman of the Board	1986	2010	26,941	1.7%
Charles W. Shook	51	New Nominee	—	2010	3,567.2%

Directors Remaining in Office
James A. Andrew	57	Director	1978	2009	44,704 (3)	2.8%
Kenneth P. Burns	62	Director	2002	2009	4,536 (4)	.3%
Mary Jo David	57	Vice President, Chief Financial Officer, Secretary and Director	1999	2008	25,124 (5)	1.6%
Philip W. Kemmer	63	Director	1985	2009	3,861.2%
Thomas R. McCully	66	Director	1999	2008	23,517 (6)	1.5%
Peter Neisel	68	Director	1990	2008	26,989 (7)	1.7%
Jeffrey A. Poxon	60	Director	1992	2008	27,490	1.7%
Randolph F. Williams	58	President, Chief Executive Officer and Director	2001	2009	33,248 (8)	2.1%
Director Whose Term Expires in 2007
Harry A. Dunwoody	60	Senior Vice President and Director	1993	2007	30,685 (9)	1.9%
All directors and executive officers, as a group (11 persons)					250,662 (10)	15.4%
_________________
(1)	Includes service as a director of Lafayette Savings.
(2)
Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers.

(3)
Includes 14,359 shares held jointly by Mr. Andrew and his spouse, 958 held in a family trust, 2,680 shares held by Mr. Andrew’s spouse, and 1,284 shares owned by a child living at home with Mr. Andrew.

(4)	Includes 3,474 shares subject to options exercisable within 60 days of the record date. Excludes 868 shares subject to stock options which are not exercisable within 60 days of the record date.
(5)
Includes 696 shares subject to stock options exercisable within 60 days of the record date and 8,737 shares held in the Employee Stock Ownership Plan as of December 31, 2006. Excludes 463 shares subject to stock options which are not exercisable within 60 days of the record date.

(6)	Includes 14,359 shares held by Mr. McCully’s spouse and 4,341 shares subject to options exercisable within 60 days of the record date.
(7)	Includes 19,251 shares held jointly by Mr. Neisel and his spouse.
(8)
Includes 14,480 shares subject to stock options exercisable within 60 days of the record date, and 3,832 shares held in the Employee Stock Ownership Plan as of December 31, 2006. Excludes 3,768 shares subject to stock options which are not exercisable within 60 days of the record date.

(9)
Includes 1,915 shares held jointly by Mr. Dunwoody and his spouse, 9,184 shares held in the Employee Stock Ownership Plan as of December 31, 2006, and 696 shares subject to stock options exercisable within 60 days of the record date. Excludes 463 shares subject to stock options which are not exercisable within 60 days of the record date.

(10)
Includes 23,687 shares subject to stock options exercisable within 60 days of the record date, and 21,753 shares held in the Employee Stock Ownership Plan as of December 31, 2006. Excludes 5,562 shares subject to stock options which are not exercisable within 60 days of the record date.

Presented below is information concerning the director nominees and directors continuing in office of LSB:

James A. Andrew. Mr. Andrew is President and owner of Henry Poor Lumber Co. and Homeworks, retailers of building materials. He is also involved in residential and commercial land development.

Kenneth P. Burns. Mr. Burns served as Executive Vice President and the Treasurer of Purdue University prior to his retirement on August 31, 2004.

Mary Jo David. Ms. David is Vice-President, Chief Financial Officer and Secretary of LSB and Lafayette Savings. She has held these positions with LSB since its formation in 1994 and with Lafayette Savings since 1992.

Philip W. Kemmer. Mr. Kemmer is currently employed by Greater Lafayette Public Transportation Corporation. Formerly he served as Transportation Supervisor for the Lafayette School Corp. until his retirement from that position in July 2003. Prior to joining the Lafayette School Corp., Mr. Kemmer was the business administrator for the First Assembly of God Church from July 1995 through December 1999.

Thomas R. McCully. Mr. McCully is a partner in the law firm of Stuart & Branigin LLP and has worked there since 1966.

Peter Neisel. Mr. Neisel, retired as of December 31, 2002, was the owner, President and Chief Executive Officer of Schwab Corp., a manufacturer and seller of office equipment.

Mariellen M. Neudeck. Ms. Neudeck, retired as of June 30, 2001, was a Vice President of Greater Lafayette Health Services, Inc. where she was responsible for 16 professional services departments operating in two hospitals. She was elected as Chairman of the Board of Lafayette Savings in 1993 and of LSB in 1994.

Jeffrey A. Poxon. Mr. Poxon is the Senior Vice President-Investments and Chief Investment Officer of The Lafayette Life Insurance Company.

Charles W. Shook. Mr. Shook is the President and owner of the Shook Agency, a residential and commercial real estate brokerage firm based in Lafayette, Indiana.

Randolph F. Williams. Mr. Williams is President and Chief Executive Officer of LSB and its wholly-owned subsidiary, Lafayette Savings. Mr. Williams was appointed to the Board of Directors of LSB in September 2001. He was appointed President of LSB in September 2001 and Chief Executive Officer in January 2002. Mr. Williams served as the President and Chief Operating Officer of Delaware Place Bank in Chicago, Illinois from 1996 until joining LSB. Mr. Williams has over 25 years of banking-related experience.

Corporate Governance

Director Independence. All of the directors except Mary Jo David, Harry A. Dunwoody and Randolph F. Williams meet the standards for independence of Board members set forth in the Listing Standards for the Nasdaq Stock Exchange. Also, all members of the Audit Committee, the Compensation Committee, and the Nominating Committee meet those independence standards. The Board of Directors of LSB considers the independence of each of the directors under the Listing Standards of the Nasdaq Stock Exchange which for purposes of determining the independence of Audit Committee members also incorporate the standards of the Securities and Exchange Commission included in Reg. § 240.10A-3(b)(1). None of the independent directors or their family members for any of the last three years, was employed by LSB or Lafayette Savings, was employed by LSB as an executive officer, is a partner or controlling shareholder or executive officer of any organization to which we made payments of $200,000 or 5% of their consolidated gross revenues, or which paid us $200,000 or 5% of their consolidated gross revenues, was employed as an executive officer at an entity where any of our executive officers served on the compensation committee, was a partner or employee of our outside auditor, or has any other relationship that would compromise their independence. Among other matters, in reaching its determination on independence, the Board considered Mr. McCully’s position as a partner of a law firm which renders legal services to LSB and Lafayette Savings.

Meetings of the Board of Directors. Meetings of the Board of Directors of LSB are generally held on a monthly basis. During the fiscal year ended December 31, 2006, the Board of Directors of LSB met or acted by written consent 12 times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of LSB held while he served as director and of meetings of committees on which he served during that fiscal year.

Board Committees. During 2006, the Board of Directors of LSB had a standing audit committee, compensation committee and nominating committee. All committee members are appointed by the Board of Directors. The Board of Directors also adopted a written charter for each of these committees, as well as a written code of ethics that applies to all of our directors, officers and employees. All of these charters are available at LSB’s website at www.lsbank.com. You may obtain a copy of the charters free of charge by writing to our Corporate Secretary at LSB Corp., 101 Main Street, Lafayette, Indiana 47901, or by calling (765) 742-1064.

The members of LSB’s standing committees are as follows:

Audit Committee	Compensation Committee	Nominating Committee
Peter Neisel (Chairman)	James A. Andrew (Chairman)	Thomas R. McCully (Chairman)
Kenneth P. Burns	Peter Neisel	James A. Andrew
Mariellen M. Neudeck	Mariellen M. Neudeck	Mariellen M. Neudeck
Jeffrey A. Poxon	Jeffrey A. Poxon	Jeffrey A. Poxon

Audit Committee. The Audit Committee of LSB operates under a written charter adopted by the full Board of Directors. The Board of Directors has determined that Kenneth P. Burns is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934. The Audit Committee met four times during 2006. The primary responsibilities of the Audit Committee are as follows:

•
review the results of the annual audit and quarterly reviews and discuss financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

•	select, evaluate and, if necessary, replace the independent auditors;

•	monitor the design and maintenance of LSB’s system of disclosure controls and internal accounting controls;

•
review the results of internal and external audits as to the reliability and integrity of financial and operating information and the systems established to monitor compliance with LSB’s policies, plans and procedures and with laws and regulations;

•	oversee the entire audit function, both internal and independent;

•	provide an effective communication link between the auditors (internal and independent) and the Board of Directors;

•	approve non-audit and audit services to be performed by the independent auditors;

•	review and approve all related party transactions for potential conflict of interest situations; and

•	review and assess the adequacy of the Audit Committee charter on an annual basis.

Compensation Committee. The Compensation Committee administers our stock option and incentive plan and our recognition and retention plan, sets the compensation of executive officers subject to Board approval, makes recommendations to the Board regarding director compensation and reviews overall compensation policies for LSB. During fiscal 2006, the Compensation Committee met three times. The primary functions of the Compensation Committee of LSB are as follows:

•	make salary and bonus recommendations, administer our stock option and incentive plan and restricted stock plan, and determine terms and conditions of employment of our officers;

•	oversee the administration of our employee benefit plans covering employees generally; and

•	make recommendations to the Board of Directors with respect to our compensation policies.

Nominating Committee. The Nominating Committee is responsible for recommending director candidates to serve on the Board of Directors. The Board of Directors will also consider director candidates proposed by shareholders who comply with the procedures set forth in LSB’s bylaws. Final approval of director nominees is determined by the full Board, based on the recommendation of the Nominating Committee. The Nominating Committee has the following responsibilities:

•	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

•
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in LSB’s articles of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to LSB’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

•
review nominations submitted by shareholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of LSB’s articles of incorporation and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

•	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

•	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 1.07(c) of LSB’s bylaws. In general, to be timely, a shareholder’s notice must be received by LSB not less than 90 days prior to the date of the scheduled Annual Meeting; however, if less than 100 days’ notice of the date of the scheduled Annual Meeting is given by LSB, the shareholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled Annual Meeting was made. The shareholder’s notice must include the information set forth in Article I, Section 1.07(c) of LSB’s bylaws, which includes the following:

•
as to each person whom a shareholder proposes to nominate for election as a director, all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

•	as to the shareholder giving the notice:

(1)	name and address of the shareholder as they appear on LSB’s books; and
(2)	number of shares of LSB’s Common Stock beneficially owned by the shareholder.

In addition, in order to qualify to stand for election or to continue to serve as a director of LSB, the director or director nominee must be domiciled in, have a principal residence in, or have his or her primary place of business located in, any county in which LSB or any of its subsidiaries has an office.

The foregoing description is a summary of LSB’s nominating process. Any shareholder wishing to propose a director candidate to LSB should review and must comply in full with the procedures set forth in LSB’s articles of incorporation and bylaws, and Indiana law.

The Nominating Committee met one time with respect to the selection of director nominees.

Communications with Directors. LSB has adopted a policy for its shareholders to send written communications to LSB’s directors. Under this policy, shareholders may send written communications in a letter by first-class mail addressed to any director at LSB’s main office. All of our directors are expected to attend LSB’s Annual Meeting of Shareholders, although LSB does not have any written policy as to Board members’ attendance at the Annual Meeting of Shareholders. All of LSB’s directors at the time attended the Annual Meeting of Shareholders on April 19, 2006.

Compensation Committee Interlocks and Insider Participation

None of the compensation committee members:

•	has ever been an officer or employee of the company,

•	is or was a participant in a “related person” transaction in 2006 (see pages 19-20 for a description of our policy on related person transactions), or

•	is an executive officer of another entity, at which one of our executive officers serves on the board of directors.

Compensation Discussion and Analysis

The Compensation Committee of LSB’s Board of Directors was comprised during fiscal 2006 of Messrs. Andrew, Neisel, Poxon and Ms. Neudeck. The Committee makes salary and bonus recommendations for our employees, including our executive officers, administers our stock option and incentive plan and recognition and retention plan, determines the terms and conditions of employment of our officers, oversees the administration of our employee benefit plans and makes recommendations to our Board of Directors with respect to director compensation and our compensation policies. All decisions by the Compensation Committee relating to the compensation of LSB’s executive officers are approved by the full Board of Directors of LSB. In approving the salaries of executive officers, including the Chief Executive Officer, the Committee has access to and reviews compensation data for comparable financial institutions. In determining compensation, the Compensation Committee typically reviews the Crowe Chizek Financial Institutions Compensation Surveys for Indiana and for the Midwest for asset size from $300 - $500 million, the Delves Group/BAI Bank Cash Compensation Survey data for the Great Lakes Region for banks between $250 - $499 million and the America’s Community Bankers Compensation Survey for savings banks in the Midwest from $301 - $500 million. Moreover, from time to time the Compensation Committee reviews information provided to it by independent compensation consultants in making its decisions.

Because of their concern that compensation be fair, equitable and competitive, in addition to reviewing compensation surveys, in 2006 the Compensation Committee engaged Clark Consulting to present a compensation study to compare CEO and Board compensation to peers and discuss the company’s compensation philosophy. The resulting report compared CEO and Board compensation to a group of 21 publicly traded banks and thrifts from Ohio, Illinois, Indiana and Michigan ranging from $250 million to $500 million in assets. The study also provided data on the prevalence of various compensation and benefit plans offered to executives of the peer banks. Based on the study, the compensation paid to LSB’s CEO was slightly above the 50th percentile. LSB Board cash compensation was slightly higher than average for banks our size, although the majority of peers offer other director benefits, which we do not.

The Compensation Committee makes all compensation decisions for the CEO based on the achievement of goals relating to the financial results of the Company and individual goals involving community activities. In addition, the committee has approved recommendations for all equity awards being considered for officers of the bank. The Compensation Committee also sets the range for overall salary increases for the bank based on data from industry and regional Compensation surveys.

The CEO annually establishes and then reviews goals for the Chief Financial Officer and the Senior Vice President. The conclusions from these reviews determine the salary recommendations and any incentive pay recommendations that are then presented to the Compensation Committee. The CEO also makes recommendations on the awarding of stock options in the years that options have been available. Those eligible for consideration are typically members of the nine person senior management team and key performers for the Company. These awards are given on a forward-looking basis as a way to continually tie management’s interests to those of the Company. Typically prior years’ results are not taken into consideration in making these recommendations.

Objectives of Executive Compensation Program. The objectives of LSB’s executive compensation program are the following:

(1)  provide a compensation package that will address the current and future personal economic goals of existing and potential executive officers by removing compensation concerns as a point of negative consideration for the talented executives who are critical to LSB’s long-term success;

(2)  reward executive officers based upon their ability to achieve short-term and long-term strategic goals and objectives that will enhance shareholder value; and

(3)  align the interests of the executive officers with the long-term interests of shareholders by awarding stock-based compensation which will become more valuable to the executives as the value of LSB’s shares increases.

The overall goal of LSB’s compensation program is to facilitate the employment of the talented executives who are critical to LSB’s long-term success. These executives require skills needed to help LSB provide a competitive return on investment for shareholders. Achieving long-term competitive returns requires constantly evaluating, designing and executing both long- and short-term strategies. The compensation program strives to tie executive compensation to these long-term and short-term corporate goals.

Elements of 2006 Executive Compensation. At present, LSB’s executive compensation program is comprised primarily of base salary and annual incentive bonuses and an employee benefit plan. In years in which the performance goals of LSB are met or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. From 1995 through 2005, a stock option and incentive plan and a recognition and retention plan provided long-term incentive bonuses in the form of stock options and awards of Common Stock. These plans expired in 2005 and a request to shareholders is being presented at the April 2007 Annual Meeting to approve a new plan which would permit such awards in the future.

Base Salary. Annual salaries are intended to provide LSB’s staff and executives with adequate and competitive compensation based on the level of skill and responsibility they bring to the job. We use annual salary surveys to determine the competitive salaries in this market and detailed job descriptions to define the responsibilities. Base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance. The salary levels are designed to provide sufficient returns to discourage senior executives and staff from LSB seeking higher paying jobs because of personal financial issues or concerns and to reward individual merit. Salaries are reviewed annually and raises are awarded based on merit, inflation and industry pay levels. We also consider community service in our determination of base salary for executives. Our CEO, for example, is just completing a two-year term as president of the local United Way board and serves on numerous other local non-profit boards.

Mr. Williams was LSB’s Chief Executive Officer during 2005 and 2006. Mr. Williams received a base salary of $186,000 in 2005 and $189,000 in 2006. Ms. David, LSB’s Chief Financial Officer, received a base salary of $100,000 in 2005 and $101,000 in 2006.

Annual Incentive Compensation. Incentive bonuses are intended to advance short-term goals. The compensation committee meets at the start of each fiscal year, after a preliminary closing of LSB’s books, to approve the incentive bonus awards and to evaluate awards of additional discretionary stock options. These awards are typically made based on the executive’s position, LSB’s and the individual’s performance or for competitive reasons. Under the Lafayette Savings Bank Management Incentive Plan,

all qualifying employees are eligible to receive a cash bonus in any fiscal year in which LSB achieves certain goals, as established by the Board of Directors, in the areas of growth, profit, quality and productivity as they relate to earnings per share and return on equity. Qualifying employees include senior and mid-level management and any other employees designated as key performers. Individual bonuses are equal to a percentage of the employee’s base salary, which percent varies according to the extent to which LSB meets or exceeds corporate goals and the employee accomplishes individual goals for the fiscal year. Individual goals are designed to further LSB’s goals in the area for which the manager has responsibility. For the CEO, the incentive bonus opportunity assuming LSB achieves a threshold level of income, could range from 35% to 50% of base salary. For senior managers, that percentage could reach from 10% to 20% of base salary. The following table shows the specific weighting of corporate and individual performance in determining incentive bonus pay for LSB’s Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”). There were no other executive officers whose total compensation (excluding above-market nonqualified deferred compensation earnings) for 2006 exceeded $100,000 .

Executive	Corporate Goals	Individual Goals	% of Budget	Maximum Payout (% of Salary)
CEO	100%	0%	95%	35%
	100%	0%	100%	40%
	100%	0%	105%	45%
	100%	0%	110%	50%

CFO	80%	20%	95%	10%
	80%	20%	100%	18%
	80%	20%	105%	19%
	80%	20%	110%	20%

The Bank’s 2006 budgeted net income was $3,411,000. For the executive officers to qualify to receive any bonus the Bank must reach threshold net income of at least 95% of budget or $3,240,450. Once the threshold net income has been met, the following payout schedule will apply:

Benchmark	Net Income	Per Share	Payout Schedule
Threshold	$3,240,450	$2.11	50%
Target (budget)	$3,411,000	$2.12	90%
Commendable	$3,581,550	$2.34	95%
Outstanding	$3,752,100	$2.45	100%

In 2006, net income was $3,350,000 resulting in a payout schedule of 50%.

Individual goal achievement is determined by our CEO based on pre-established goals at the start of the year. In order to receive complete payout on individual goals, all goals have to be met (if an individual meets 4 out of 5 goals, the payout is 80% of potential). Individuals must be performing satisfactorily overall, regardless of goals, to be considered for any bonus payment and payouts may be adjusted to compensate for performance. Individuals must be employed by the Bank at the time of the payout. Payouts are pro-rated based on starting date for officers employed during the year.

LSB believes that the incentives available to executives provide an excellent link between the value created for shareholders and the individual effort towards attaining and furthering LSB’s goals, since executives may not receive bonuses unless the above-mentioned goals are achieved and since the level of those bonuses will increase with greater achievement of those goals. Mr. Williams’s bonus for fiscal 2006 was $66,150 compared to $32,550 for fiscal 2005. Ms. David’s bonus for fiscal 2006 was $10,300 compared to $5,000 for fiscal 2005. While there are occasionally small merit awards granted to staff members for outstanding performance or meeting interim goals, awards to senior management are always given within the guidelines of the Bank’s Management Incentive Plan. Occasionally an award is made outside the reward process in the case that an employee is promoted to officer status outside the typical timeframe. Should there be a mid-year change in job responsibility there may be an adjustment in individual goals, but typically the payout ratios would remain the same.

Stock-based Compensation. Our stock-based compensation plans are intended to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, while enabling executives to acquire a significant ownership position in LSB’s Common Stock. We have used stock options and a recognition and retention plan as part of this process. These plans were originally established shortly after Lafayette Savings went public in 1995 and expired in 2005. We are seeking shareholder approval at our Annual Meeting in April 2007 of a new plan that will permit similar awards.

Stock Options. Stock options can be expected to promote the long-term interests of LSB because they will only have a value to the executives if the stock price increases and because the value continues to increase with future increases in the stock price. Subject to Board approval, the Compensation Committee has determined and will determine the number of option grants made to executive officers. The determination is based on the practices of comparable financial institutions as well as the executive’s level of responsibility and contributions to LSB. An initial grant of stock options is typically awarded to senior executives upon hiring. The size of the award is determined based on a set number of options rather than on a target value. Typically the initial grant of stock options to a senior executive has represented from 0.375% to 0.75% of LSB’s outstanding shares and vests ratably over five years. The exercise price is the closing price of the stock on the executive’s first day of employment. Care is taken that this date does not coincide with the release of any material information that may affect the stock price. The gradual vesting of an executive’s awarded options is intended to create a long-term incentive for the officer to continue his service with LSB. In fiscal 2005, Mr. Williams received an award of stock options for 5,250 shares which vest over a five-year period, expire after ten years and have an option price of $24.83 per share. In fiscal 2006, there were no options granted.

Recognition and Retention Plan. Prior to 2006, employee compensation expense under stock options was reported using the intrinsic value method. No stock-based compensation cost was reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. As of January 1, 2006, LSB applied SFAS 123(R) using the modified prospective method of accounting for stock options. SFAS 123(R) requires all share-based payments to be recognized as expense, based upon their fair values, in the financial statements over the vesting period of the awards. The fair value is re-measured subsequently at each reporting date through the settlement date, and changes in fair value are recognized as compensation cost. Because of the effect on the income statement, prior to the effective date of SFAS 123(R), preference was generally given to awarding stock options, which had no impact on income, than stock grants for which the full market cost of the shares is expensed as the awards vest. The change from the intrinsic method to the modified prospective accounting method may cause the Compensation Committee to value stock option grants and restricted stock awards equally.

The recognition and retention plan is intended to provide directors and officers with a meaningful ownership interest in LSB such that the director’s or executive’s personal economic interest will be enhanced if LSB experiences long-term success. An RRP award is typically awarded to senior executives upon hiring and vests ratably over five years. This gradual vesting of a director’s or an executive officer’s interest in the shares awarded under the recognition and retention plan is intended to create a long-term incentive for the director or officer to continue his service with LSB. The full market cost of the grants is expensed to income as vested, so the cost of the shares is considered in determining the number of shares awarded. Typically the value of the RRP grant to the director or executive represents between 15% and 20% of currently paid out cash compensation. There were no RRPs granted in 2006.

LSB’s current retirement plan is an Employee Stock Ownership Plan which was established at the time Lafayette Savings converted to stock form in 1995. All eligible employees participate in this plan in which they become 20% vested after three years of credited service and vest an additional 20% each year through year seven. Contributions are made based on the proportionate amount of salaries earned up to a certain limit. It was the intention of Lafayette Savings to establish the ESOP plan to tie the interests of employees at all levels to the performance of the bank as well as encourage them to become more familiar with the stock form of ownership. The final allocation of shares was made as of December 31, 2006. The number of employees who will continue to hold LSB stock through the ESOP plan will be significant but Lafayette Savings believes that there are significant benefits in encouraging employees to contribute to their own retirement account and therefore will cease making contributions to the ESOP and replace this benefit with an employer match to be made under Lafayette Savings’ 401(k) plan. Over the last five years, Lafayette Savings’ contribution to the ESOP plan represented approximately 6.65% of overall salaries.

Lafayette Savings currently sponsors a 401(k) plan to which employees are encouraged to contribute, although no employer matching contributions are currently made. Beginning in 2007, an employer match to the 401(k) plan will replace the ESOP as Lafayette Savings’ retirement benefit plan. That match is expected to equal 100% of the first 4% of employee contributions.

Mr. Williams also has a non-qualified Deferred Compensation Agreement with Lafayette Savings which provides the opportunity for up to 20% of the amount of Mr. Williams’ compensation to be credited to an account established for that purpose beginning October 1, 2005. Beginning with the quarter ending December 31, 2005, Lafayette Savings began crediting to an account for Mr. Williams as matching contributions with respect to salary only. For the quarter ending December 31, 2005, Lafayette Savings credited twenty cents ($.20) for each one dollar ($1.00) of salary deferred by Mr. Williams, subject to a maximum of 4% of his salary for that quarter. This rate remained in effect in 2006 and will continue for 2007. Thereafter, the amount of the matching contributions shall be as determined by Lafayette Savings for the calendar year, and as approved by the Board of Directors of Lafayette Savings before the end of the preceding calendar year.

Finally, we note that Section 162(m) of the Internal Revenue Code, in certain circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the compensation paid to the executive officers named in the summary compensation table on page 13 for fiscal 2006 exceeded the threshold for deductibility under Section 162(m).

The Company believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of LSB’s shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are rewarded commensurately. The Company believes that compensation levels during fiscal 2006 for executives and for the chief executive officer adequately reflect LSB’s compensation goals and policies.

Executive Compensation

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for 2006.

Summary Compensation Table for 2006

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Randolph F. Williams, President and Chief Executive Officer	2006	$189,000	$9,448	$66,150	$18,974	$283,572
Mary Jo David, Vice President, Chief Financial Officer and Secretary	2006	101,385	827	10,300	10,362	122,874
________________________
(1)	Includes any amounts earned but deferred, including amounts deferred under Lafayette Savings’ 401(k) Plan. Mr. Williams and Ms. David do not receive any director fees.
(2)
The amounts reflect the dollar amount LSB recognized, before forfeitures, for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts for 2005 and 2004 are included in footnote 13 to LSB’s audited financial statements for the fiscal year ended December 31, 2006, included in the LSB Annual Report on Form 10-K for 2006. Please see footnote 8 to LSB’s audited financial statements for the fiscal year ended December 31, 2001 for assumptions used in the calculation of these amounts for 2001.

(3)	Includes amounts earned for 2006 under the Bank’s Management Incentive Plan.
(4)
The Named Executive Officers received certain perquisites during 2006, but the incremental cost of providing those perquisites did not exceed the $10,000 disclosure threshold. None of the perks included exceed $10,000. Also included in this column, although not considered a perk, are Lafayette Savings’ annual contribution to its ESOP. LSB provided no company match under its 401(k) Plan in 2006. Items included for Mr. Williams are Lafayette Country Club dues of $3,926, life insurance premiums of $2,370, personal use of an automobile valued at $1,437, and Lafayette Savings’ annual contribution to its ESOP of $5,810. Items included for Ms. David are life insurance premiums of $2,087 and Lafayette Savings’ annual contribution to its ESOP of $2,844.

The following is a description of the stock-based and retirement benefit plans of LSB.

1995 Stock Option and Incentive Plan

On May 15, 1995, the Board of Directors of LSB approved the LSB Financial Corp. 1995 Stock Option and Incentive Plan, which became effective on August 22, 1995, when the shareholders approved the Stock Option and Incentive Plan. The Compensation Committee, which is composed of non-employees, administers the Stock Option and Incentive Plan.

The Stock Option and Incentive Plan provides for the grant of incentive and non-qualified options and reserved 197,103 shares of Common Stock (adjusted for the payment of five 5% stock dividends and one 50% stock dividend) for issuance pursuant to options grants. As of the date of this Proxy Statement, options for 43,401 shares of Common Stock remain outstanding under the Stock Option and Incentive Plan with an average price per share of $24.50. The Plan terminated on August 22, 2005, so no further options may be granted under the Stock Option and Incentive Plan.

Options were generally granted for terms of 10 years, and at an option price per share equal to the fair market value of the shares on the date of the grant of the stock options. Options became exercisable at a rate of 20% at the end of each twelve (12) months of service with us after the date of grant, subject to early vesting in the event of death or disability. Options granted under the Stock Option and Incentive Plan are adjusted for capital changes such as stock splits and stock dividends.

The option price of each share of stock is to be paid in full in cash at the time of exercise. Payment of the option price may also be effected by tendering whole shares of LSB’s Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. In the event an option recipient terminates his or her employment or service as an employee or director, the options will terminate during specified periods. Options also become exercisable in full during a 60-day period following a change in control of LSB. For this purpose, a change of control includes a person or persons acquiring 25% or more of LSB’s outstanding shares, a transaction resulting in the current directors of LSB ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which LSB ceases to be an independent, publicly-owned entity or in which LSB sells all or substantially all of its assets.

The Plan also provides for the grant of stock appreciation rights and limited stock appreciation rights but no such awards were made under the Plan.

Recognition and Retention Plan

The Lafayette Savings Bank, FSB Recognition and Retention Plan and Trust provides directors and officers an ownership interest in LSB. In August, 1995, Lafayette Savings reserved 78,842 shares of Common Stock (adjusted for the payment of five 5% stock dividends and one 50% stock dividend) for award under the Recognition and Retention Plan, 69,561 of which have already been awarded. Our officers and directors are awarded Common Stock under the Recognition and Retention Plan without having to pay cash for the shares. The Plan terminated by its terms on August 22, 2005, so no further awards may be made under the Plan. LSB’s Compensation Committee administers the Plan.

Awards are nontransferable and nonassignable, and during the lifetime of the recipient can only be earned by and made to him or her. The shares which are subject to an award will vest and be earned by the recipient at a rate of 20% of the shares awarded at the end of each full twelve (12) months of service with us after the date of grant of the award. Service includes service as a director or director emeritus of Lafayette Savings. Awards are adjusted for capital changes such as stock dividends and stock splits. However, awards will become 100% vested upon termination of employment or service due to death or disability or termination of service within 18 months following a change in control of LSB. For this purpose, a change of control includes a person or persons acquiring 25% or more of LSB’s outstanding shares, a transaction resulting in the current directors of LSB ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which LSB ceases to be an independent, publicly-owned entity or in which LSB sells all or substantially all of its assets. If an executive officer's or director's employment and/or service were to terminate for other reasons, the grantee would forfeit any nonvested award.

When shares become vested and are actually distributed in accordance with the Recognition and Retention Plan, the participants may also receive amounts equal to accrued dividends and other earnings or distributions payable with respect to the Common Stock, if not previously paid. When shares become vested under the Recognition and Retention Plan, the participant will recognize income equal to the fair market value of the Common Stock earned, determined as of the date of vesting, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed earlier. The amount of income recognized by the participant is a deductible expense for tax purposes for Lafayette Savings.

401(k) Plan

Our employees who are over 21 years of age may participate in the Lafayette Savings Bank, FSB 401(k) Plan. Participants may elect to make monthly contributions of their salary, and may also defer 100% of any bonuses they receive during the year, subject to any applicable limits under the Internal Revenue Code. Lafayette Savings may make matching contributions of a percentage of the employee’s contribution that does not exceed 4% of the employee’s salary and discretionary profit sharing contributions. However, during the past 12 years, Lafayette Savings has made no such employer contributions. Employee contributions may be invested at each employee’s direction in one or more of a number of investment options available under the Plan. Employee contributions to the 401(k) Plan are fully vested when made. Matching contributions generally vest at the rate of 20% after two years of service, and an additional 20% per year thereafter. The normal distribution is either a lump sum upon termination of employment or installments over a period not exceeding the participant’s life expectancy, at the election of the participant.

ESOP

LSB established for eligible employees an Employee Stock Ownership Plan effective January 1, 1994. Employees with at least one year of employment with and who have attained age twenty-one are eligible to participate. The Employee Stock Ownership Plan borrowed funds from LSB and used such funds to purchase 82,366 shares at $10.00 per share at the time Lafayette Savings converted to stock form. That loan has been paid in full and all of the shares purchased have been allocated to participants in the Employee Stock Ownership Plan.

Benefits under the Employee Stock Ownership Plan generally become 20% vested after three years of credited service, and an additional 20% vests each year thereafter through year seven. Prior to the completion of three years of credited service, a participant who terminates employment for reasons other than death, retirement, or disability will not receive any benefit under the Employee Stock Ownership Plan. Forfeitures are reallocated among remaining participating employees upon the earlier of the forfeiting participant’s death or after the expiration of at least three years from the date on which such participant’s employment was terminated. Benefits may be payable in the form of Common Stock or cash upon death, retirement, early retirement, disability or separation from service.

LSB has established a committee of employees of Lafayette Savings to administer the Employee Stock Ownership Plan. First Bankers Trust Services, Inc. serves as corporate trustee of the Employee Stock Ownership Plan. The Employee Stock Ownership Plan committee may instruct the trustee regarding investment of funds contributed to the Employee Stock Ownership Plan. The Employee Stock Ownership Plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the Employee Stock Ownership Plan, in accordance with the instructions of participating employees. Under the Employee Stock Ownership Plan, nondirected shares will be voted in the same proportion as directed and allocated shares are voted. The trustee may vote in its discretion allocated shares as to which no voting direction is received. In all cases, such vote must be in accordance with the provisions of the Employee Retirement Income Security Act.

Grants of Plan-Based Awards

The Bank’s Management Incentive Plan under which the grants in the following table were made is generally described in the section titled “Annual Incentive Compensation” in the Compensation Discussion and Analysis.
Name	Estimated future payouts under Non-Equity Incentive Plan Awards ($)(1)
Randolph F. Williams	$66,150
Mary Jo David	$10,300
_________________
(1)
This column shows the amount of the payouts for 2006 performance under the Lafayette Savings Bank Management Incentive Plan as described in the section titled “Annual Incentive Compensation” in the Compensation Discussion and Analysis. The bonus payment for 2006 performance has been made based on income at 98% of budget, and is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table presents information on stock options and restricted stock held by the Named Executive Officers on December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Randolph F. Williams	1,103	4,410	$23.65	2/28/2015
	463	696	$22.46	1/24/2014
	11,577	—	$12.58	9/17/2011
Mary Jo David	463	696	$22.46	1/24/2014
___________________
(1)	The shares represented could not be acquired by the Named Executive Officers as of December 31, 2006.
(2)	The market value of these awards is determined by multiplying the number of shares by the closing market price of LSB’s Common Stock on December 31, 2006.
(3)
11,577 of Mr. Williams’s exercisable options result from options to purchase 10,000 shares granted on September 17, 2001, his date of hire, adjusted to reflect the payment of three 5% stock dividends. The options vested at 20% per year over five years, became 100% vested on September 17, 2006, and expire on September 17, 2011. 463 of his exercisable options result from options to purchase 1,000 shares granted on January 26, 2004, adjusted to reflect the payment of three 5% stock dividends. These options vest at 20% per year over five years and were 40% vested at December 31, 2006. 696 of these options were unvested at that date. These options expire on January 24, 2014. 1,103 of his exercisable options result from options to purchase 5,000 shares granted on February 28, 2005, adjusted to reflect the payment of two 5% stock dividends. These options vest at 20% per year and were 20% vested at December 31, 2006. 4,410 of these options remain unvested. These options expire on February 28, 2015.

(4)
Ms. David’s 463 exercisable options result from options to purchase 1,000 shares granted on January 26, 2004, adjusted to reflect the payment of three 5% stock dividends. These options vest at 20% per year over five years and were 40% vested at December 31, 2006. 696 of these options were unvested at December 31, 2006. These options expire on January 24, 2014.

No plan-based awards were made to the Named Executive Officers during 2006 and no stock awards vested for them during 2006.

Option Exercises and Stock Vested

The following table presents information on the exercise by Named Executive Officers of stock options during 2006 and on the vesting of restricted stock held by Named Executive Officers during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Randolph F. Williams	—	—	2,315	$59,535
Mary Jo David	—	—	—	—
___________________
(1)	Amounts reflecting value realized upon exercise of options are based on the difference between the closing price for a share on the date of exercise and the exercise price for a share.
(2)	Value is determined by multiplying the number of shares by the closing price of a share on the date of vesting of the awards.

Nonqualified Deferred Compensation

The following table presents information on each defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified with respect to the Named Executive Officers:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Randolph F. Williams	$28,493	5,484	$812	—	$34,789
___________________
(1)	These contributions were made on behalf of Randolph F. Williams under the Director Deferred Compensation Agreement.

Deferred Compensation Agreement

On September 29, 2005, Lafayette Savings and Mr. Williams entered into a Deferred Compensation Agreement which provides for 10% of the amount of Mr. Williams’s compensation, defined as salary plus bonus paid by Lafayette Savings, or some other percentage (not to exceed 20%) as elected by Mr. Williams, to be withheld from his compensation and credited to an account for the benefit of Mr. Williams established for that purpose, beginning October 1, 2005. Lafayette Savings will credit additional amounts to Mr. Williams’s account at the end of each quarter, beginning with the quarter ending December 31, 2005, as matching contributions with respect to salary only. For the quarter ending December 31, 2005, the matching contributions will be in the amount of twenty cents ($.20) for each one dollar ($1.00) of salary deferred by Mr. Williams, subject to a maximum of 4% of his salary for that quarter. Thereafter, the amount of the matching contributions shall be as determined by Lafayette Savings for the calendar year, and as approved by the Board of Directors of Lafayette Savings before the end of the preceding calendar year.

Lafayette Savings will credit Mr. Williams’s account as provided in the Deferred Compensation Agreement with interest, compounded annually, on the undistributed balance held in his account. The annual rate of interest will be equal to the highest certificate of deposit rates offered by Lafayette Savings during the year preceding the year in which the interest is to be credited. The current deemed interest rate is 5.25% per year. In lieu of such interest credits, the Board of Directors of Lafayette Savings may elect to invest the amounts credited to Mr. Williams’s account in specific investments in the name of Lafayette Savings, and the actual amounts credited to his account will reflect the actual investment results for those investments rather than the deemed interest under the Deferred Compensation Agreement.

Upon Mr. Williams’s retirement, or upon the earlier of (i) the termination of his employment, as defined in the Deferred Compensation Agreement, or (ii) a change in control of Lafayette Savings, as defined in the Deferred Compensation Agreement, Mr. Williams will receive a cash payment of the balance in his account payable in equal monthly installments over a term of five years. For this purpose, change in control means a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as shall be prescribed by regulation adopted by the Internal Revenue Service under Section 409A(a)(2)(v) of the Internal Revenue Code. Had Mr. Williams become entitled to a benefit upon a change of control of Lafayette Savings as of December 31, 2006, he would have received his account balance of $34,789, payable over a five-year period beginning 60 days after the change in control. The Deferred Compensation Agreement provides for payment of a lump sum cash amount to Mr. Williams’s designated beneficiary in the event Mr. Williams dies prior to his retirement from employment at the bank. Interest will continue to accrue on amounts held pending payment.

Amounts payable under the Deferred Compensation Agreement are to be paid solely from the general assets of Lafayette Savings. Mr. Williams does not have any interest in any specific assets of Lafayette Savings under the terms of the Deferred Compensation Agreement. Mr. Williams or Lafayette Savings may terminate the Deferred Compensation Agreement with respect to any calendar year by providing written notice to the other party on or before December 1st of the preceding calendar year.

Potential Payments upon Termination or Change in Control

LSB has entered into agreements and maintains plans that will require the payment of compensation to the Named Executive Officers in the event of their termination of employment, change in responsibilities, or a change in control of LSB. These include the employment agreements for Mr. Williams and Ms. David, described below, and the Deferred Compensation Agreement for Mr. Williams discussed above. In addition, at December 31, 2006, Mr. Williams had nonvested stock options for 5,106 shares of LSB Common Stock at an average option price per share of $23.48, and Ms. David has nonvested options for 696 shares at an option price of $22.46 per share. All of these options would become immediately exercisable in the event of a change in control of LSB.

Employment Agreements

LSB has entered into one-year employment contracts with Mr. Williams and Ms. David. The contracts extend annually to maintain their one-year term unless notice not to extend is given by LSB 90 days prior to the anniversary date. The executives receive their current salary under the contract with LSB subject to increases approved by the Board of Directors, and are eligible to receive bonuses declared by the Board of Directors. The contracts also provide for certain fringe benefits (including a company automobile and country club dues) and participation in benefit plans available to employees of LSB and of Lafayette Savings.

The executives may terminate their employment upon 90 days’ written notice to LSB. LSB may discharge the executives for cause (defined in the contract as dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation or final cease and desist order or material breach of any provision of the agreement) at any time. If LSB terminates the executive’s employment without cause or if the executive terminates his or her own employment for good reason (defined in the contract as a material diminution of or interference with his duties, responsibilities or benefits, and within 120 days of knowing or having a reasonable basis for knowing of the existence of good reason), other than in connection with a change of control (defined in the contract as, among other things, the acquisition of securities of the bank constituting an acquisition of control of the bank, the acquisition by any person of 25% or more of the voting power of the bank’s outstanding securities, or the consummation of a plan of reorganization, merger or consolidation, or sale of substantially all the assets of LSB), the executive will receive his or her salary and health insurance benefits for the balance of the contract. If the executive is terminated without cause or terminates his or her employment for good reason in connection with or within 12 months following a change in control, he or she will be entitled to 299% of the base amount of his or her compensation as determined under Section 280G of the Internal Revenue Code of 1986, as amended, payable in a lump sum, plus continued health insurance benefits for the remaining term of his or her contract.

If the payments provided for in the contract, together with any other payments made to the executives by LSB or Lafayette Savings are deemed to be payments in violation of the “golden parachute” rules of the Internal Revenue Code, such payments will be decreased to avoid the imposition of an excise tax as a result of such payments. As of the date hereof, the cash compensation that would be paid under the contract to the executives if the contracts were terminated without cause or for good reason after a change of control of LSB would be $796,132 for Mr. Williams and $322,561 for Ms. David. These amounts do not include the health insurance benefits the executives would be entitled to for the remaining term of their contracts.

The employment contracts protect confidential business information.

Compensation of Directors

The Compensation Committee also makes recommendations to our Board of Directors with respect to director compensation. The Committee has access to and reviews compensation data for comparable financial institutions. In determining board compensation, the Compensation Committee typically reviews the same surveys used to determine executive compensation: Crowe Chizek Financial Institutions Compensation Surveys for Indiana and for the Midwest for asset size from $300 - $500 million, the Delves Group/BAI Bank Cash Compensation Survey data for the Great Lakes Region for banks between $250 - $499 million and the America’s Community Bankers Compensation Survey for savings banks in the Midwest from $301 - $500 million. These surveys are typically gathered and the relevant data tabulated by the Bank’s Human Resource Department. In addition to reviewing compensation surveys, in 2006 the Compensation Committee engaged Clark Consulting to present a compensation study to compare CEO and Board compensation to peers and discuss the Company’s compensation philosophy. The resulting report compared CEO and Board compensation to a group of 21 publicly traded banks and thrifts from Ohio, Illinois, Indiana and Michigan ranging from $250 million to $500 million in assets. Based on the study, the cash compensation paid to LSB’s Board cash compensation was slightly higher than average for banks our size, although the majority of peer banks offer directors other equity benefits, which we do not.

The following table provides information concerning the compensation paid to or earned by the members of LSB’s Board of Directors other than Randolph F. Williams and Mary Jo David for LSB’s last fiscal year, whether or not deferred:

Director Compensation for 2006
Name (1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(2)	Total ($)(3)
James A. Andrew	$14,500	—	$14,500
Kenneth P. Burns	14,500	—	14,500
Harry A. Dunwoody(4)	—	—	—
Philip W. Kemmer	14,500	—	14,500
Thomas R. McCully	14,500	—	14,500
Mariellen M. Neudeck	18,000	—	18,000
Peter Neisel	14,500	—	14,500
Jeffrey A. Poxon	14,500	—	14,500
___________________
(1)	Information on Named Executive Officers is included in the Summary Compensation Table.
(2)	Certain of the directors received perquisites during 2006 but the incremental cost of providing those perquisites did not exceed the $10,000 disclosure threshold.
(3)
Mr. Burns has 4,342 exercisable options as a result of options to purchase 3,750 shares granted on April 16, 2003, his date of election to the board, adjusted to reflect the payment of three 5% stock dividends. The options vest at 20% per year over five years, were 60% vested on April 16, 2006, and expire on April 16, 2013. Mr. McCully has 4,342 exercisable options as a result of options to purchase 3,750 shares granted on April 21, 1999, adjusted to reflect the payment of the 5% stock dividends. These options are fully vested as of the date hereof and expire on April 21, 2009.

(4)	Mr. Dunwoody is an employee of LSB, but not a Named Executive Officer. He received no separate compensation as a director of LSB for 2006.

Transactions with Related Persons

LSB has adopted a Policy and Procedures With Respect to Related Person Transactions. The Policy provides that executive officers, directors, five-percent shareholders and their family members, and entities for which any of those persons serve as officers or partners or in which they have a ten percent or greater interest, must notify LSB’s Chief Financial Officer before entering into transactions or other arrangements with LSB or any of its affiliates if the amount exceeds $120,000. The Chief Financial Officer will determine whether under the guidelines in the Policy the transaction or arrangement should be submitted to the Audit Committee for approval. In determining whether to submit proposed transactions to the Audit Committee for consideration, the Chief Financial Officer will consider the relevant facts and circumstances, including the aggregate value of the proposed transaction, the benefits to LSB of the proposed transaction and whether the terms of the proposed transaction are comparable to the terms available to an unrelated third party and employees generally. The Policy also includes provisions for the review and possible ratification of transactions and arrangements that are entered into without prior review under the Policy.

Lafayette Savings follows a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence as well as other loans. Current law authorizes Lafayette Savings to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to all of its employees. At present, Lafayette Savings offers loans to its executive officers, directors, principal shareholders and employees with an interest rate that is generally available to the public with substantially the same terms as those prevailing for comparable transactions. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to directors, executive officers and their associates totaled approximately $1.7 million or 5.39% of equity capital at December 31, 2006.

Thomas R. McCully, a director of LSB and Lafayette Savings, is a partner in the law firm of Stuart & Branigin LLP, which firm acts as counsel to Lafayette Savings from time to time. As a result, that law firm receives legal fees from the Bank for those professional services rendered to Lafayette Savings.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above. Based on that review and discussion, the Compensation Committee has recommended to LSB’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into LSB’s 2006 Annual Report on Form 10-K.

This Report is respectfully submitted by the Compensation Committee of LSB’s Board of Directors: James A. Andrew (Chairman), Peter Neisel, Mariellen M. Neudeck and Jeffrey A. Poxon.

Proposal 2 — Approval of LSB’s
2007 Stock Option and Incentive Plan

On December 22, 2006, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, unanimously adopted and recommended for approval by the shareholders of the Company, the 2007 Stock Option and Incentive Plan. The Company’s prior 1995 Stock Option Plan and Incentive Plan terminated on August 22, 2005.

In structuring the 2007 Option Plan, the Board of Directors sought to expand the scope of eligible persons who could participate in the 2007 Option Plan and to provide for the broadest variety of awards that could be flexibly administered to carry out the purposes of the 2007 Option Plan. This authority will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the 2007 Option Plan will allow the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The 2007 Option Plan grants the Compensation Committee discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant. The number of shares available for issuance under the 2007 Option Plan is 81,000 shares of the Company’s Common Stock, without par value.

The following summary of the 2007 Option Plan is qualified by and subject to the more complete information set forth in the 2007 Option Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the 2007 Option Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s shareholders.

Eligible Persons

Employees, directors, directors emeritus, and consultants of the Company or its subsidiaries are eligible to participate in the 2007 Option Plan. The selection of participants is within the discretion of the Compensation Committee. The Committee will select participants who, in the opinion of the Committee have a capacity for contributing in a substantial measure to the performance of the Company or its subsidiaries. At this time, the estimated number of persons who will be eligible to participate in the 2007 Option Plan is approximately 15.

Shares Available

The total number of shares of the Company’s Common Stock with respect to which awards may be made under the 2007 Option Plan is 81,000, subject to adjustment in certain events. No individual participant may receive awards for more than 12,150 shares in any calendar year. If there is a lapse, expiration, termination, forfeiture or cancellation of any award prior to the issuance of shares or the payment of the cash equivalent therefor, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the 2007 Option Plan. Additionally, shares that are withheld by the Company in order to satisfy payment of the exercise price or any tax withholding obligation, and shares granted pursuant to an award agreement which is subsequently settled in cash rather than shares of Common Stock, may be subject to new awards under the 2007 Option Plan. Shares issued under the 2007 Option Plan may be authorized but unissued shares or treasury shares.

Administration of the 2007 Option Plan

The 2007 Option Plan will be administered by the Compensation Committee. Subject to the terms of the 2007 Option Plan, the Committee has sole authority to administer the 2007 Option Plan, including, without limitation: selecting participants, determining the terms of the awards to be granted, establishing rules and procedures to administer the 2007 Option Plan, and interpreting the 2007 Option Plan.

Types of Awards

The 2007 Option Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Awards may be granted singly or in combination as determined by the Committee:

Stock Options. Under the 2007 Option Plan, the Committee may grant awards in the form of either incentive or non-qualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option. No incentive stock option granted under the 2007 Option Plan may be exercised more than ten years after the date of grant (or, in the case of a holder of 10% or more of the Company’s voting stock, five years). Non-qualified stock options may be exercised during such period as the Committee determines at the time of grant; provided, however, that in no event may such options be exercised more than ten years after the date of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of the Company’s voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. No incentive stock option will be granted that would permit a participant to acquire, through the exercise of incentive stock options first exercisable in any calendar year, under all plans of the Company and its subsidiaries, shares having an aggregate fair market value (determined as of the time any incentive stock option is granted) in excess of $100,000. The Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted. It is anticipated that the Committee will, but is not required to, establish an exercise price for non-qualified stock options that is equal to the fair market value of the stock at the time the options are granted.

To exercise an option, the participant must provide written notice to the Company. The option price may, at the sole discretion of the Committee, be paid by a participant in cash or shares of Common Stock owned by the participant for at least six months or any combination thereof. Under certain circumstances, the 2007 Option Plan permits optionees to exercise their options by delivering a notice to their broker to deliver to the Company the total option price in cash and the amount of any taxes to be withheld from the optionee’s compensation as a result of any withholding tax obligation of the Company.

Stock options granted under the 2007 Option Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Generally, and unless provided otherwise in an award, if a participant’s continuous service with the Company or a subsidiary is terminated by the Company for cause, or is terminated by the participant for any reason other than death, disability, or retirement, such participant’s options will terminate immediately. Unless the terms of an award provide otherwise, in the event of death, disability or retirement, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, at any time during the remaining term of such option. In the event a participant ceases to maintain continuous service with the Company for any other reason, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, but only within the three-month period immediately succeeding the date of cessation of continuous service and in no event after the expiration date of the options. Notwithstanding the foregoing, no incentive stock option may be exercised more than three months after the participant’s cessation of continuous service for any reason other than death or disability.

Stock Appreciation Rights (SARs). The 2007 Option Plan authorizes the Committee to grant a SAR independently of, or in tandem with, a stock option. A SAR is a right to receive payment equal to 100% of the excess of: (1) the fair market value per share of Common Stock on the date of exercise of such right multiplied by the number of shares with respect to which the right is being exercised, over (2) the aggregate exercise price for such number of shares. Proceeds from SAR exercises will be paid in shares of Common Stock (or, to the extent permitted under the 2007 Option Plan, in cash or Common Stock, or a combination thereof, all in the discretion of the Committee).

A SAR granted in tandem with a stock option must be granted at the time of the grant of the related stock option. Each SAR granted in tandem with a stock option will be exercisable at the time, in the manner and to the extent the stock option to which it relates is exercisable. Upon the exercise of a SAR granted in tandem with a stock option, the stock option (or portion thereof) with respect to which such right is exercised will be surrendered and shall not be exercisable. Each independent SAR will be exercisable according to the terms and conditions established by the Committee.

Restricted Shares. The Committee may grant awards of restricted stock, in which case the grantee would be granted shares of Common Stock, subject to such forfeiture provisions and transfer restrictions as the Committee determines. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted stock would be held by the Company, but the grantee generally would have all the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon. The Committee may also condition the vesting of restricted stock on the attainment of specified performance goals.

While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period of time, the 2007 Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. The Committee would have the authority to accelerate or remove any or all of the forfeiture provisions and transfer restrictions on the restricted stock prior to the expiration of the restricted period. If the grantee ceases to be employed by the Company for any reason other than death, disability or retirement prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted stock will be returned to the Company. In the event of death or disability prior to the expiration of the forfeiture provisions and transfer restrictions, a ratable portion of the restricted stock will become fully vested.

Unrestricted Stock. The Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to the Company or other reasons as the Committee determines is appropriate.

Performance Shares and Performance Units. The Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Committee (including net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, and total return to shareholders) are achieved over a designated period of time. The Committee shall have the discretion to satisfy a participant’s performance shares or performance units by delivery of cash or stock or any combination thereof.

Amendment and Termination

The Board may at any time terminate or amend the 2007 Option Plan, subject to certain rights of participants with respect to any outstanding awards. No amendments to the 2007 Option Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Exchange Act, Section 422 of the Code or any applicable stock exchange or quotation system. Unless previously terminated by the Board, no further awards may be made under the 2007 Option Plan after ten years from the date of its adoption.

Adjustments

The 2007 Option Plan contains provisions for equitable adjustment of awards by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Company’s capital.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the 2007 Option Plan. The summary is based on certain facts, assumptions, and current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be conclusive or exhaustive, and should not be relied upon as a substitute for appropriate tax advice.

Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the 2007 Option Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as “performance-based compensation” under Section 162(m). The 2007 Option Plan has been designed to permit the Compensation Committee to grant awards which qualify for deductibility under Section 162(m).

Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum federal tax rate on “net capital gains” from the sale or exchange of capital assets is currently 15%. “Net capital gain” is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be “long-term” if the capital asset was held for more than one year and “short-term” if the capital asset was held for one year or less. The marginal tax rate applicable to ordinary income can range up to 35%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

Nonqualified Stock Options. A grantee who receives a non-qualified stock option generally does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such ordinary income will be treated as compensation to the grantee subject to applicable income, FICA, and FUTA reporting and withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in value after the time of exercise will be taxable to the grantee as capital gain and will not result in a deduction by the Company.

The grantee will be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the grantee’s basis in the shares, the grantee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the grantee’s basis in the shares, the grantee will recognize long-term or short-term capital loss depending on how long the shares were held. The grantee’s basis in the option shares will equal the amount of ordinary income recognized by the grantee upon exercise of the option, plus any cash paid to exercise the option.

Incentive Stock Options. A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the grantee as a long-term or short term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.

Restricted Stock. A grantee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time, unless the grantee makes an election under Section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the grantee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed, over the amount, if any, paid for such shares. If the Company complies with applicable reporting requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the grantee. Such deduction would be available in the year in which the income is taxable to the grantee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the grantee’s holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of the Company) with respect to restricted stock during the restricted period would constitute taxable compensation to the grantee and the Company would be entitled to a deduction at the same time and in the same amount.

Pursuant to the provisions of Section 83(b) of the Code, a grantee who receives restricted stock may elect to be taxed at the time of the award, if permitted by the Company. If the Company so permits and the grantee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the grantee, will be taxed to the grantee as taxable compensation and will be deductible by the Company. Dividends paid with respect to the shares during the restricted period will be taxable as dividends to the grantee and not deductible by the Company. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the grantee will be entitled to a capital loss deduction.

Stock Appreciation Rights (SARs). Stock appreciation rights are a non-qualified deferred compensation technique under which service providers (usually executives) can elect to either exercise a stock option or take a bonus equal to the value of the stock’s appreciation. When the income is received, the grantee reports ordinary income and the Company claims a compensation expense deduction.

Performance Shares, Performance Units. A grantee who receives a performance share or unit will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Company will have a corresponding tax deduction.

Change in Control

In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a “change in control” (as defined in the 2007 Option Plan) of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse and the stock will become fully vested with the recipient. If the employment of a recipient of performance shares or performance units is involuntarily terminated within 18 months following a change in control, the recipient will be entitled to a pro rata payment with respect to such award to the same extent as if the recipient died or became disabled, subject to compliance with certain provisions of the Code. In addition, in the event of a tender offer or exchange offer for Common Stock (other than by the Company) or upon the occurrence of certain other events constituting a change in control, all option awards granted under the 2007 Option Plan shall become exercisable in full, unless previously exercised or terminated. For this purpose, a change of control includes a person or persons acquiring 25% or more of LSB’s outstanding shares, a transaction resulting in the current directors of LSB ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which LSB ceases to be an independent publicly-owned entity or in which LSB sells all or substantially all of its assets.

Other Information

No awards have been granted under the 2007 Option Plan. The awards to be granted under the 2007 Option Plan in the future are not determinable.

As of March 12, 2007, the closing price of the Company’s Common Stock was $26.68.

The Board of Directors recommends a vote FOR the adoption
of the 2007 Stock Option and Incentive Plan.

Audit/Compliance Committee Report

Report of the Audit Committee

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent LSB specifically incorporates this report therein, and shall not otherwise be deemed filed under such Acts.

In fulfilling its oversight responsibility of reviewing the services performed by LSB’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee also discussed with LSB’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of LSB’s internal controls, and the overall quality of LSB’s financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under “Accountant’s Fees” below.

LSB’s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the Securities and Exchange Commission pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

As part of its oversight of LSB’s financial statements and in fulfilling its responsibilities:

•	The Audit Committee has reviewed and discussed with LSB’s management LSB’s audited financial statements for the year ended December 31, 2006;

•
The Audit Committee has discussed with BKD, LLP, the independent auditors for LSB, those matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61; and

•
The Audit Committee has received the written disclosures and the letter from BKD, LLP required by Independence Standards Board No. 1 disclosing the matters that, in the auditor’s judgment, may reasonably be thought to bear on the auditors’ independence from LSB, and has discussed with the auditors their independence from LSB.

Based upon, and in reliance upon, the Audit Committee’s discussions with management and the independent auditors referred to above, the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in LSB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of LSB’s Board of Directors:

Peter Neisel, Chairman	Kenneth P. Burns	Mariellen M. Neudeck	Jeffrey A. Poxon

Accountants

BKD, LLP has served as auditors for LSB and Lafayette Savings since August 19, 2004.  LSB believes that a representative of BKD, LLP will be present at the Annual Meeting with the opportunity to make a statement if he or she so desires. He or she will also be available to respond to any appropriate questions shareholders may have. The Audit Committee of LSB has selected BKD, LLP to audit its books, records and accounts for the fiscal year ended December 31, 2007.

Accountant’s Fees

BKD, LLP was LSB’s independent auditor for 2005 and 2006. The aggregate fees billed to LSB by BKD, LLP for the fiscal years ended December 31, 2005 and December 31, 2006 were as follows:

	Year Ended December 31,
	2006	2005
Audit Fees	$75,269	$72,800
Audit Related Fees	—	—
Tax Fees (1)	8,045	11,725
All Other Fees (2)	—	19,935
___________________
(1)	Primarily for tax compliance, tax advice and tax return preparation services.
(2)	Primarily for services related to information systems testing, ACH procedures and asset/liability testing procedures.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement of our independent auditors to render that service. Accordingly, we do not engage our independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of all of the services described in the categories above rendered by BKD, LLP in 2005 and 2006 were approved by the Audit Committee in advance of the rendering of those services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that LSB’s officers and directors and persons who own more than 10% of LSB’s Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish LSB with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of the forms it received and/or written representations from reporting persons that no Forms 5 were required for those persons, LSB believes that during the fiscal year ended December 31, 2006, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were satisfied in a timely manner.

Shareholder Proposals

If a shareholder wishes to have a proposal presented at the next Annual Meeting of LSB and included in the Proxy Statement and form of proxy relating to that meeting, LSB must receive the proposal at its main office no later than 120 days in advance of March 15, 2008.

A shareholder proposal submitted for presentation at the Annual Meeting but not for inclusion in LSB’s proxy statement and form of proxy will normally be considered untimely if it is received by LSB later than 90 days prior to April 18, 2007. If, however, the date of the 2007 Annual Meeting is held more than 20 days or delayed more than 60 days from such date, such proposal will be considered timely if it is received by LSB no later than the 90th day prior to such Annual Meeting or the proposal shall be considered untimely on the 10th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made. If LSB receives notice of the proposal after that time, each proxy that LSB receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in LSB’s proxy statement for the next Annual Meeting.

Proposals should be sent to the attention of the Secretary of LSB at 101 Main Street, Lafayette, Indiana 47901. All shareholder proposals are subject to the requirements of the proxy rules under the Securities Exchange Act of 1934 and LSB’s articles of incorporation and bylaws, and Indiana law.

Other Matters

Management is not aware of any business to come before the Annual Meeting other than those described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the proxies solicited by this Proxy Statement will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

LSB will bear the cost of the solicitation of proxies. LSB will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of LSB may solicit proxies personally or by telephone without additional compensation.

We urge each shareholder to complete, date and sign the proxy and return it promptly in the enclosed envelope.
By Order of the Board of Directors

Randolph F. Williams

March 15, 2007

Appendix A

LSB FINANCIAL CORP.
2007 STOCK OPTION AND INCENTIVE PLAN

1. Plan Purpose.  The purpose of the Plan is (i) to align the personal interests of Plan Participants with those of the shareholders of the Company, (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries, and (iii) to furnish incentive to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Common Stock of the Company or to receive monetary payments based on the value of such Common Stock. It is intended that certain Awards granted under the Plan will qualify as performance-based compensation within the meaning of Section 162(m) of the Code, to the extent applicable.

2. Definitions.  The following definitions are applicable to the Plan.

“Affiliate” — means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award” — means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Unrestricted Stock, Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights or any combination thereof, as provided in the Plan.

“Board” — means the Board of Directors of the Company.

“Change in Control” — means each of the events specified in the following clauses (i) through (iii): (i) any third “person” (including a group), as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

“Code” — means the Internal Revenue Code of 1986, as amended.

“Committee” — means the Committee referred to in Section 3 hereof.

“Company” — means LSB Financial Corp., an Indiana corporation.

“Continuous Service” — means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

“Director” — means any individual who is a member of the Board or who is serving as a Director Emeritus of the Company or any Affiliate.

“Disability” — means, with respect to a Participant, a medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months and that entitles the Participant to income replacement benefits under the Company’s disability plan.

“Employee” — means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” — means the Securities Exchange Act of 1934, as amended.

“Exercise Price” — means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

“Incentive Stock Option” — means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Section 422 of the Code.

“Market Value” — means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

“Non-Qualified Stock Option” — means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

“Option” — means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” — means any individual selected by the Committee to receive an Award.

“Performance Criteria” — means any of the following areas of performance of the Company, or any Affiliate, as determined under generally accepted accounting principles or as reported by the Company: (i) earnings per share; (ii) return on equity; (iii) return on assets; (iv) operating income; (v) market value per share; (vi) EBITDA; (vii) cash flow; (viii) net income (before or after taxes); (ix) revenues; (x) cost reduction goals; (xi) market share; (xii) total return to shareholders; (xiii) improvements in the Company’s credit quality as measured by changes to the Company’s allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income; (xiv) fee income; (xv) net interest income; (xvi) growth in loans; and (xvii) growth in deposits.

“Performance Goal” — means if the Performance Shares, Performance Units or Restricted Stock is intended to comply with Code Section 162(m), an objectively determinable performance goal established by the Committee with respect to a given award of Performance Shares, Performance Units or Restricted Stock that is based on one or more Performance Criteria and if the Performance Shares, Performance Units or Restricted Stock are not intended to comply with Code Section 162(m) any performance goal established by the Committee based on any performance criteria.

“Performance Cycle” — means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.

“Performance Shares” — means Shares awarded pursuant to Section 12 of the Plan.

“Performance Unit” — means an Award granted to a Participant pursuant to Section 12 of the Plan.

“Plan” — means this 2007 Stock Option and Incentive Plan of the Company.

“Reorganization” — means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

“Restricted Period” — means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

“Restricted Stock” — means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 10 hereof, so long as such restrictions are in effect.

“Retirement” — means, with respect to a Participant, the termination of the Participant’s status as an Employee, for any reason other than death, after having attained age 65.

“Securities Act” — means the Securities Act of 1933, as amended.

“Shares” — means the Common Stock, without par value, of the Company.

“Stock Appreciation Rights” — means an Award granted to a Participant pursuant to Section 11 the Plan.

“Unrestricted Stock” — means Shares awarded to a Participant by the Committee without any restrictions.

3. Administration.  The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom shall be a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish from time to time procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan. The Committee shall, without limitation, have authority to accelerate the vesting of Awards made hereunder and to make amendments or modifications of the terms and conditions (including exercisability of the Awards) relating to the effect of termination of employment or service of the Participant.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4. Participants.  The Committee may select from time to time Participants in the Plan from those Directors, Employees or consultants of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5. Substitute Options.  In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

6. Shares Subject to Plan.  Subject to adjustment by the operation of Section 13 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 81,000 Shares, all of which may be subject to grants of Incentive Stock Options. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 12,150 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

7. General Terms and Conditions of Options.  The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (a) the Exercise Price, which shall not be less than the Market Value per Share on the date the Option is granted, (b) the number of Shares subject to, and the expiration date of, any Option, (c) the manner, time and rate (cumulative or otherwise) of exercise of such Option, (d) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option, (e) the conditions, if any, under which a Participant may transfer or assign Options, and (f) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

8. Exercise of Options.

(a) Except as provided in Section 16, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 8, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

(b) To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment shall be made either (i) in cash (including by check, bank draft or money order), (ii) by delivering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price, (iii) a combination of cash and such Shares, (iv) if the Participant may do so in conformity with Regulation T (12 C.F.R. § 220.3(e)(4)) without violating § 16(b) or § 16(a) of the Exchange Act, pursuant to a broker’s cashless exercise procedure, by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the total option price, in cash and, if desired, the amount of any taxes to be withheld from the Participant’s compensation as a result of any withholding tax obligation of the Company or any of its Affiliates, as specified in such notice, or (v) by any other means determined by the Committee in its sole discretion.

(c) If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, Disability or Retirement, all rights under any Option of such Participant shall terminate immediately upon such cessation of Continuous Service. If the

Continuous Service of a Participant is terminated by reason of death, Disability or Retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 8, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within the period of three months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

(d) In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

(e) Notwithstanding the provisions of the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

9. Incentive Stock Options.  Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option shall be granted more than ten years after the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted, (b) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (c) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant, (d) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000, and (e) no Incentive Stock Option may be exercised more than three months after the Participant’s cessation of Continuous Service for any reason other than death or Disability. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years after the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an

Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

10. Terms and Conditions of Unrestricted Stock and Restricted Stock.  The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant Awards of Unrestricted Stock and Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (e) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 10. Unless the Committee otherwise specifically provides in the applicable instrument evidencing the grant of Restricted Stock, an Award of Restricted Stock will be subject to the following provisions:

(a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The vesting of Restricted Stock may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 12) within specified Performance Cycles. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 10 and Section 13 hereof, the Participant as owner of such Shares shall have all the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b) Except as provided in Section 15 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, Disability or Retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or Disability, then, unless the Committee shall determine otherwise, the restrictions with respect to the Ratable Portion (as hereinafter defined) of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The “Ratable Portion” shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant’s death or Disability, reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or Disability of the Participant.

(c) Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2007 Stock Option and Incentive Plan of the Corporation, and an Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of the Corporation.”

At the expiration of the restrictions imposed by paragraph (a) of this Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10.

(d) At the time of an award of Shares of Restricted Stock, the Participant shall enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and containing such other matters as the Committee shall in its sole discretion determine.

(e) At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed in accordance with paragraph (a) of this Section 10 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 10, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at such rate per annum as the Committee may, in its discretion, determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

11. Stock Appreciation Rights.  The Committee may, in its discretion, grant Stock Appreciation Rights independently of or in connection with all or any part of an Option granted under the Plan. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time and as may be set forth in an Award Agreement, including the following:

(a) A Stock Appreciation Right may be made part of an Option at the time of its grant.

(b) Each Stock Appreciation Right will entitle the holder to elect to receive an amount in Shares (or, to the extent permitted under Section 24, in cash or in Shares, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

(i) the Market Value per Share of the Common Stock on the date of exercise of such right, multiplied by the number of Shares with respect to which the right is being exercised, over

(ii) the aggregate Market Value for such number of Shares as of the date the Stock Appreciation Right was granted.

(c) Each Stock Appreciation Right connected to an Option will be exercisable at the time, in the manner and to the extent the Option to which it relates is exercisable. Each independent Stock Appreciation Right will be exercisable according to the terms and conditions established by the Committee in the instrument evidencing the Award.

(d) Upon the exercise of a Stock Appreciation Right connected to an Option, the Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Exercise of such a Stock Appreciation Right will reduce the number of Shares purchasable pursuant to the related Option and available for issuance under the Plan to the extent of the number of Shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock.

12. Performance Shares and Performance Units.

(a) The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of any one or combination of Performance Goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee.

(b) In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.

(c) As determined in the discretion of the Committee, Performance Goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

(d) At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

(e) The grant of an Award of Performance Shares or Performance Units will be evidenced by an instrument containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

(f) If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

(g) If the Award of Performance Shares or Performance Units are intended to comply with Section 162(m) of the Code, the Committee shall take such additional actions, within the time periods, specified therein.

13. Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

14. Effect of Reorganization.  Unless otherwise provided by the Committee in the instrument evidencing an Award, Awards will be affected by a Reorganization as follows:

(a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 9(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom an Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise the Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

(b) If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Participant shall be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization (the “Acquisition Consideration”); (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received, which shall be subject to the restrictions set forth in Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof; (iii) each Participant will be entitled, upon exercise of a Stock Appreciation Right in accordance with all the terms and conditions of the Plan, to receive the difference between (A) the aggregate fair market value, on the applicable date, of the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which might have been obtained upon exercise of the Option to which the Stock Appreciation Right relates ( or any portion thereof) immediately prior to such Reorganization and (B) the aggregate Exercise Price of such Option (or portion thereof); and (iv) each holder of Performance Shares or Performance Units (with respect to Shares, if any, covered by such Award) will be entitled to receive on the date set forth in such Award, the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which are covered by such Award.

15. Effect of Change in Control.

(a) If the Continuous Service of any Participant is involuntarily terminated, for whatever reason, at any time within 18 months after a Change in Control, unless the Committee shall have otherwise provided in the instrument evidencing the Award, (i) any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded; and (ii) with respect to Performance Shares and Performance Units, the Participant shall be entitled to receive a pro rata payment to the same extent as if the Participant ceases Continuous Service by reason of death, Disability or Retirement under Section 12 of the Plan. In the event, however, of a Change in Control that does not qualify as a “change in control” under Code section 409A and its interpretive regulations, a Participant shall not receive a pro rata payment for its Performance Shares or Performance Units until the occurrence of a distribution event that meets Code section 409A standards.

(b) If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

16. Assignments and Transfers.  Except as otherwise determined by the Committee, neither any Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

17. No Implied Rights.  No officer, Director, Employee or other person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant and no officer, Director, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

18. Delivery and Registration of Stock.  The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities law. It may be provided that any such representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities law. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

19. Withholding Tax.  Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

20. Termination, Amendment and Modification of Plan.  The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner adversely affect the rights of any Participant who has been granted an Award pursuant to the Plan, without the consent of the Participant to whom the Award was granted.

21. Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years after the date of adoption unless sooner terminated under Section 20 hereof.

22. Governing Law.  The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.

23. Shareholder Rights.  Except to the extent provided with respect to an Award of Restricted Stock in accordance with Section 10, no Participant shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued and delivered to the Participant.

24. Code Section 409A Standards.  The Plan, and all Awards and all instruments evidencing Awards pursuant to the Plan, shall be effected, interpreted, and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Section 409A of the Code and its interpretive regulations (the “Section 409A Standards”). To the extent that any terms of the Plan, an instrument evidencing an Award, or an Award would subject any Participant to gross income inclusion, interest, or additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by the applicable Section 409A Standards.

Electronic Voting Instructions.

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Local Time, on April 18, 2007.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals— The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors
	For	Withhold		For	Withhold
01 - Mariellen M. Neudeck (for a term of three years)	[ ]	[ ]	02 - Charles W. Shook (for a term of three-years)	[ ]	[ ]

2. Proposal to approve the LSB Financial Corp. 2007 Stock Option and Incentive Plan.			For [ ]	Against [ ]	Abstain [ ]
ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-STATED PROXIES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE TWO NOMINEES STATED ABOVE.

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures -- This section must be completed for your vote to be counted. -- Date and Sign

Please sign exactly as name appears on this card. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) - Please print date below.			Signature 1 - Please keep signature within the box			Signature 2 - Please keep signature within the box

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy -- LSB FINANCIAL CORP.

101 Main Street, Lafayette, Indiana 47901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randolph F. Williams and Todd C. Van Sickel, with full powers of substitution, and authorizes them to vote all the shares of LSB Financial Corp. common stock held of record by the undersigned at the close of business on February 23, 2007, at the annual meeting of shareholders to be held on Wednesday, April 18, 2007, at 9:00 a.m. local time, and at all adjournments or postponements thereof, as designated on this proxy.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of LSB Financial Corp. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than this proxy or a later dated proxy relating to the same shares of LSB Financial Corp. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from LSB Financial Corp. prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on April 18, 2007, an Annual Report to Shareholders for the year ended December 31, 2006, and a proxy statement relating to the business to be addressed at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein. Should a director nominee be unable to serve as a director, an event that we do not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE